                                                                   EXHIBIT 12.01

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                                                     Three
                                                                     Months
                                                                     Ended
                                                                    March 31,
                                                                      2002
                                                                    ---------
Dollars in millions

Earnings from operations:
 Income before income taxes and cumulative effect of change
   in accounting principles                                            $1,202
 Add fixed charges (see below)                                          1,589
                                                                       ------
Earnings as defined                                                    $2,791
                                                                       ======

Fixed charges from operations:

Interest expense                                                       $1,553
Other adjustments                                                          36
                                                                       ------
Fixed charges from operations as defined                               $1,589
                                                                       ======
Ratio of earnings to fixed charges                                       1.76
                                                                       ======


NOTE:

The ratio of earnings to fixed charges was calculated by dividing the sum of fixed charges into the sum of income before income taxes and cumulative effect of change in accounting principles and fixed charges. Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.